Exhibit 99.1

eHealth, Inc. Announces Stock Repurchase Program

MOUNTAIN VIEW, CA, March 31, 2014 — eHealth, Inc. (NASDAQ: EHTH – www.ehealth.com), the nation’s first and largest private online health insurance exchange, today announced that its Board of Directors authorized a stock repurchase program, pursuant to which the company may purchase up to $50 million of its common stock.

Gary Lauer, chief executive officer of eHealth, commented, “We believe that the market has begun to recognize the importance of our strategy and associated business results as reflected in eHealth’s recent stock price performance. Given the opportunities that we see in front of us in our core markets as well as new emerging areas including private exchanges, we continue to view repurchasing our shares as a prudent use of cash. I am pleased to announce this most recent stock repurchase program, which if completed would bring the total amount of shares we have repurchased to approximately $200 million.”

Purchases under the repurchase program may be made in open market or unsolicited negotiated transactions and are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing of purchases and the exact number of shares to be purchased will depend upon market conditions. The repurchase program does not require the company to acquire a specific number of shares, and the repurchase program may be suspended from time to time or discontinued at any time. The cost of the shares that are repurchased will be funded from available working capital. Any shares repurchased under the program will be returned to the status of authorized but unissued shares of common stock.

About eHealth

eHealth, Inc. (NASDAQ: EHTH) operates eHealthInsurance.com, the Nation’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 200 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth, Inc. also provides powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.planprescriber.com) and eHealthMedicare.com (www.eHealthMedicare.com). For more health insurance news and information, visit the eHealth consumer blog: Get Smart – Get Covered or visit eHealth’s Affordable Care Act Resource Center at www.eHealth.com/affordable-care-act.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s intention to repurchase shares of its common stock, the intended timing, amount and method of implementation of the stock repurchase program, the expected compliance of the repurchases with Rule 10b-18 under the Securities Exchange Act of 1934, the company’s outlook and potential business opportunities, and future performance. These statements are not guarantees of future results and are inherently subject to various risks, uncertainties, and assumptions that are difficult to predict, including changing stock market conditions, and any future determination by eHealth that its cash is better used for other alternatives and the other risks described in eHealth’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Kate Sidorovich, CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com